UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2016

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2016, Premier, Inc. (the “Company”) was informed of the sudden death of Susan S. Wang, a member of the Company’s Board of Directors, on March 6, 2016. The Company is extremely grateful for Ms. Wang’s long-term service to the Company and its predecessor, and the Company’s management and Board of Directors expresses its condolences to Ms. Wang’s family.

Ms. Wang was an independent Class III director whose term was set to expire at the Company’s 2016 Annual Meeting of Stockholders. Ms. Wang served as the Chair of the Audit and Compliance Committee and was designated as the “audit committee financial expert” for purposes of the applicable Securities and Exchange Commission regulations. Ms. Wang also served on the Conflict Advisory Committee and the Member Agreement Review Committee. Ms. Wang was a member of the Company’s Board of Directors since 2013 and a member of the Board of Directors of the Company’s predecessor since 2004.

The Board of Directors expects to begin the process of evaluating and appointing a new independent director to replace Ms. Wang. The Board of Directors expects to appoint a new chair to the Audit and Compliance Committee, designate a new “audit committee financial expert”, and review the composition of its committees at its next regularly scheduled meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
	Name:	Susan D. DeVore
	Title:	Chief Executive Officer and President

Date: March 10, 2016